Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement of Caneum, Inc. on Form S-8 (SEC File No. 333-135124) of our report dated June 29, 2007, appearing in the Annual Report on Form 10-KSB of Caneum, Inc. for the year ended December 31, 2006.
/s/ LevitZacks
LevitZacks
San Diego, California
June 29, 2007